UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2019

QUALSTAR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

California (State or other Jurisdiction of Incorporation or Organization)	001-35810 (Commission File Number)	95-3927330 (I.R.S. Employer Identification No.)

1267 Flynn Road

Camarillo, CA 93012

(Address of Principal Executive Offices) (Zip Code)

130 West Cochran Street, Unit C

Simi Valley, CA 93065

(Former name or former address, if changed since last report.)

(805) 583-7744

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	QBAK	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                          Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02       Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Amendment of Stock Option and Incentive Plan

      On July 8, 2019, Qualstar Corporation (the “Company”) held its 2019 Annual Meeting of Shareholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s shareholders approved an amendment to the Qualstar Corporation 2017 Stock Option and Incentive Plan (the “Plan”) to increase the aggregate number of shares of Common Stock available for issuance under the Plan from 200,000 shares to 300,000 shares.  The amendment to the Plan became effective following its approval by the Company’s shareholders.

The Plan was originally adopted by the Company on June 13, 2017.  Under the Plan, the Company is authorized to grant stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, performance shares, dividend equivalent rights and cash-based awards to employees (including executive officers), directors and consultants of the Company and its subsidiaries.  The Plan is administered by the Compensation Committee of the Company’s Board of Directors.

Item 5.07     Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, 1,955,821 shares of our common stock were outstanding and entitled to vote, and 1,787,105 shares (or approximately 91.37% of the total voting shares) were represented at the meeting in person or by proxy.

Immediately following the Annual Meeting, the Company’s board of directors was comprised of Steven N. Bronson, David J. Wolenski, Leonard A. Hagan and Nicholas A. Yarymovych, all of whom were elected by the requisite vote of shareholders at the Annual Meeting.

The following summarizes vote results for those matters submitted to the Company’s shareholders for action at the Annual Meeting:

1.	Election of four directors by the holders of our common stock.

Director	Total Shares Voting on Matter	For	Withheld	Broker Non-Votes

Steven N. Bronson	1,787,105	990,457	118,623	678,025

David J. Wolenski	1,787,105	807,887	301,193	678,025

Leonard A. Hagan	1,787,105	808,971	300,109	678,025

Nicholas A. Yarymovych	1,787,105	807,887	301,193	678,025

2.	Ratification of the appointment of RBSM, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

Total Shares Voting on Matter	For	Against	Abstain	Broker Non-Votes

1,787,105	1,564,409	221,506	1,190	-

3.	Advisory vote on Executive Compensation (Say on Pay).

Total Shares Voting on Matter	For	Against	Abstain	Broker Non-Votes

1,787,105	976,839	126,921	5,320	678,025

4.	Amendment to the Plan to increase the number of shares available for issuance under the Plan by 100,000 shares to a total of 300,000 shares.

Total Shares Voting on Matter	For	Against	Abstain	Broker Non-Votes

1,787,105	905,069	201,535	2,476	678,025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALSTAR CORPORATION

Dated: July 11, 2019	By:	/s/ Steven N. Bronson
Name: Steven N. Bronson
Title: President and Chief Executive Officer